Exhibit 99.4

TPT Global Tech Subsidiary TPT MedTech “QuikLAB” Gets County Approval By The Alameda County California Healthcare Services Agency

SAN DIEGO, CA / ACCESSWIRE / October 12, 2020 / TPT Global Tech, Inc. (“TPTW” or the “Company”) (OTC: TPTW) announced today it’s subsidiary TPT MedTech, LLC (“TPT MedTech”) has been approved by Northern California’s Alameda County Healthcare Services Agency as a qualified Vendor in the Vendor Pool for the purposes of responding to any RFP’s which the County may publish. This is not an approved contract of any type. There may be many other qualified vendors competing for any business from the county. The company intends to offer the company’s Point of Care (POC) “QuikLAB” Covid 19 Mobile lab, testing and monitoring solution in response to any RFP requesting proposals for such services. Alameda County is one of the California’s largest Counties. The County approved the companies “QuikLAB” as vendor under its Emergency Covid 19 Testing and Lab Processing Services RFQ No. HCSA-900320. TPT MedTech may offer its Mobile Covid 19 Turnkey solutions to County Schools systems, Hospitals, County Government Agency and County Correctional facilities.

"Our TPT MedTech team did a great job working with the Alameda County Procurement team to work through the approval process. We look forward to working with County Officials to offer our “QuikLAB” and “SaniQuik” products not only in Northern California but throughout the rest of the United States.” says Stephen Thomas, CEO of TPT Global Tech, “

TPT Med Tech provides advanced mobile testing labs, sanitizing cabins, and high-quality PPE products. QuikLAB™ is a CLIA Certified Lab designed and manufactured to provide on-site COVID-19 testing services to hospitals, businesses, and communities where rapid incremental infrastructure is needed, including during emergencies like pandemics and other natural disasters. SANIQuik™ offers Sanitizing Units that are placed at all entry points to provide a clear safety barrier before access. It is recommended for hospitals, long-term care facilities, manufacturing, hospitality, sporting venues, airports, business, and government buildings.

More About TPT Global Tech

TPT Global Tech Inc. is a technology company based in San Diego, California with divisions providing telecommunications, medical technology, and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media, and collaboration features in today's global technology markets. The company also provides carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT Global Tech operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones Cellphone Accessories, and Global Roaming Cellphones.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Frank Benedetto
619-915-9422